Exhibit 3(ii)
AMENDED AND RESTATED BY-LAWS OF
ADVANTA CORP.

ARTICLE I — OFFICES
     Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.
     Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II — STOCKHOLDERS’ MEETINGS
     Section 2-1. Place of Stockholders’ Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.
     Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year on the date specified by resolution of the Board of Directors, such resolution to be within six months after the end of the previous fiscal year of the Company.
     At such annual meeting, there shall be held an election for a Board of Directors to serve for the term provided in the Corporation’s Certificate of Incorporation and until their respective successors are elected and qualified, or until their earlier resignation or removal.
     Unless the Board of Directors shall deem it advisable, financial reports of the Corporation’s business need not be sent to the stockholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.
     Section 2-3. Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

          (a) By a majority of the Board of Directors; or
          (b) By the Chairman of the Board of Directors, or if no person is then serving as Chairman of the Board of Directors, then by the President.
     Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.
     Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given in the name of the Board of Directors, Chairman of the Board of Directors, President, Vice President, Secretary or Assistant Secretary.
     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, of if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 2-5. Quorum. Unless the Certificate of Incorporation provides otherwise, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum but in no even shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.
     Section 2-6. Voting List; Proxies. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.
     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
     Except as otherwise specifically provided by law, all matters coming before the meting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation and Stockholder shall not be entitled to cumulate their vote. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.
     Section 2-7. Business at Meetings of Stockholders.
          (a) Except as otherwise provided by law or in these By-Laws, or except as permitted by the presiding officer of the meeting in the exercise of such officer’s sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (iv) in the case of an annual meeting of stockholders have been specified in a written notice given to the Corporation by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Stockholder Notice”), in accordance with all of the requirements set forth below.
          (b) Each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, provided, that a proposal submitted by a stockholder for inclusion in the Corporation’s proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with the Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), shall be deemed to have also been submitted timely pursuant to these By-laws, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made. Each such Stockholder Notice must set forth (A) the name and address of the stockholder who intends to bring the business before the annual meeting (“Proposing Stockholder”); (B) the name and address of the beneficial owner, if different than the Proposing Stockholder, of any of the shares owned of record by the Proposing Stockholder (“Beneficial Owner”); (C) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Stockholder and the number which are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a stockholder) which the Proposing Stockholder or a Beneficial Owner has in the business being proposed by the Proposing Stockholder; (E) a description of all arrangements and understandings between the Proposing Stockholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Stockholder Notice is being made; (F) a description of the business which the Proposing Stockholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Stockholder proposes that the Corporation adopt; and (G) a representation that the Proposing Stockholder is at the time of giving the Stockholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the Stockholder Notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a stockholder which the presiding officer determines is not made in compliance with the foregoing procedure.
          (c) Notwithstanding the foregoing, the notice required by Subsection 2-7(b) for any meeting of stockholders in 1997, will be deemed timely if such notice is received by the Corporation within 30 days following the date that notice of this By-Law provision has been reflected in a filing by the Corporation pursuant to the Securities Exchange Act of 1934.

ARTICLE III — BOARD OF DIRECTORS
     Section 3-1. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen Directors, such Directors to be elected pursuant to the provisions of the Company’s Certificate of Incorporation.
     Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.
     Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.
     Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.
     Section 3-5. Notices of Meetings of Board of Directors.
          (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these By-Laws, in which even one (1) day’s notice shall be given of the time and place of such meeting.
          (b) Special Meetings. At least one (1) day’s notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.
     Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there is less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.
     Section 3-7. Informal Action by the Board of Directors.
Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3-8. Powers.
          (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these By-Laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-Laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
          Notwithstanding anything in these By-Laws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ power to manage the business and affairs of the Company; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.
          (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and By-Laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:
               (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.
               (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.
               (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.
               (iv) By resolution adopted by a majority of the full Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.
               (v) By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.
               (vi) To fix the place, time and purpose of meetings of stockholders.
               (vii) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.
               (viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.
               (ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.
               (x) To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.
     Section 3-9. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.
     Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office for cause by a majority vote of the holders of the outstanding shares entitled to vote.
     Section 3-11. Resignations. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.
     Section 3-12. Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons at the meeting can hear each other, and such participation shall constitute presence at the meeting.

     Section 3-13. Nominations. Notwithstanding the provisions of Section 2-7 of these By-Laws (dealing with business at meetings of stockholders), nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any stockholder of record entitled to vote in the election of Directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a stockholder, such stockholder must provide timely written notice to the President of the Corporation in accordance with the following requirements:
          (a) To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made; and
          (b) Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (iii) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Nominating Stockholder and the number which are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.
          (c) Notwithstanding the foregoing, the notice required by Subsection 3-13(b) for any meeting of stockholders in 1997, will be deemed timely if such notice is received by the Corporation within 30 days following the date that notice of this By-Law provision has been reflected in a filing by the Corporation pursuant to the Securities Exchange Act of 1934.
ARTICLE IV — OFFICERS
     Section 4-1. Election and Office. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents, and one or more assistant or honorary officers. Any number of offices may be held by the same person.
     Section 4-2. Term. Each officer elected by the Board of Directors shall hold his or her office at the pleasure of the Board of Directors until a successor to such office is elected and qualified, or until such officer’s earlier resignation or removal by the Board of Directors.
     Section 4-3. Powers and Duties of the Chairman of the Board of Directors. The Chairman of the Board of Directors (also referred to in these By-Laws as the Chairman of the Board) shall preside at all meetings of Directors and shall preside at all meetings of stockholders at which he is present. If the Chairman of the Board is not the Chief Executive Officer, he shall, when appropriate, represent the Board of Directors in the Board’s dealings with the Chief Executive Officer and President, recommend Board committee membership and chairmen, and serve as chairman of the Nominating Committee. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors. In the event the Chairman of the Board is not the Chief Executive Officer and if the Chief Executive Officer suffers a physical or mental incapacity which prevents such person from fulfilling his duties, the Chairman of the Board shall serve as an interim Chief Executive Officer until the Board of Directors has determined what actions to take as a result of such incapacity.
     Section 4-4. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall perform the usual duties and exercise the general powers of a chief executive officer, except to the extent that the Board of Directors determines otherwise. In the absence of the Chairman of the Board, he shall preside at all meetings of Directors and all meetings of stockholders at which he is present. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 4-5. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of the chief operating officer with general supervision over and direction of the affairs of the Corporation including the power to delegate certain of his responsibilities hereunder. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these By-Laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents. He shall also do and perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors. If the President also holds the office of Chief Executive Officer, he may delegate any or all of the duties of chief operating officer to one or more Vice Presidents. The President shall have the authority, at his sole discretion, to appoint and remove assistant officers provided that any such appointment or removal shall be in writing and shall be filed with the minutes of meetings of the Board of Directors.
     Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.
     Section 4-6. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.
     Section 4-7. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate (or as may be designated pursuant to authority delegated by the Board of Directors) and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except to the extent that the Board of Directors shall authorize other officers of the Corporation to sign such checks. He shall at all reasonable times exhibit the books and accounts of the Corporation to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.
     Section 4-8. Powers and Duties of Vice President and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation’s affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.
     Section 4-9. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.
     Section 4-10. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.
     Section 4-11. Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

ARTICLE V — CAPITAL STOCK
     Section 5-1. Stock Certificates. Any of all classes or series of stock of the Corporation may be represented by certificates or may be uncertificated. To the extent required by law, every holder of capital stock of the Corporation represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate representing such shares. Certificates representing shares of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued, by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 5-2. Fractional Shares. The Corporation may, but shall not be required to, issue fractions of a share. If it does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrant shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation.
     Section 5-3. Determination of Stockholders of Record. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.
     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
     If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 5-4. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

     Section 5-5. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
ARTICLE VI — NOTICES
     Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these By-Laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.
     Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the Telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.
     Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or By-Laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required in any written waiver of notice unless so required by the Certificate of Incorporation or applicable law.

ARTICLE VII — INDEMNIFICATION OF DIRECTORS AND
OFFICERS AND OTHER PERSONS
     Section 7-1. Indemnification. (a) The Corporation shall indemnify, to the fullest extent now or, if greater, hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding , whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan or other enterprise or entity, against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
          (b) The Board of Directors, by resolution adopted in each specific instance, may similarly indemnify any person who is or was an employee or agent of the Corporation against liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries. Each person entitled to indemnification under Section 7-1(a) or Section 7-1(b) of these Bylaws is referred to herein as an “Indemnitee.”
          (c) If an Indemnitee is entitled to indemnification by the Corporation for some or a portion of expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement actually and reasonably incurred by the Indemnitee but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such Indemnitee for the portion of such expenses, judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     Section 7-2. Advances. (a) Expenses, including attorneys’ fees, incurred by (i) any current director of the Corporation or any of its wholly-owned subsidiaries, (ii) any person who is a current director on or after April 2, 2007 who becomes a former director of the Corporation or any of its wholly-owned subsidiaries, (iii) any person who serves or served as the Chief Executive Officer, President, General Counsel, or Chief Financial Officer of the Corporation on or after April 2, 2007, (iv) any other person determined by the Board of Directors to be a current officer of the Corporation as of April 2, 2007 for purposes of Section 16 of the Securities Exchange Act of 1934 (including if such person no longer serves in such position), or (v) any other person whom the Board of Directors in the future determines is an officer of the Corporation for purposes of Section 16 of the Securities Exchange Act of 1934 and who is determined by the Board of Directors to be covered by this Section 7-2 (including if such person no longer serves in such position), in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors; provided that the Corporation shall have received an undertaking, by or on behalf of any such current director or current officer, to repay such amount if it shall ultimately be determined (by final judicial decision from which there is no further right to appeal) that he or she did not meet the applicable standard of conduct set forth in Section 145 of the General Corporation Law of the State of Delaware or is not otherwise entitled to be indemnified by the Corporation.
          (b) Such expenses incurred by former directors, former officers, current and former employees, agents and current officers other than those current officers entitled to mandatory advancement of expenses pursuant to Section 7-2(a) may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate; provided that the Corporation shall have received an undertaking, by or on behalf of any such current officer, to repay such amount if it shall ultimately be determined (by final judicial decision from which there is no further right to appeal) that he or she did not meet the applicable standard of conduct set forth in Section 145 of the General Corporation Law of the State of Delaware or is not otherwise entitled to be indemnified by the Corporation.
     Section 7-3. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to this Article VII to indemnify or advance expenses to a claimant with respect to any proceeding (or part thereof) initiated or brought voluntarily by the claimant unless such proceeding (or part thereof) is authorized by the Board of Directors in the specific case; provided, however, that the Corporation shall indemnify and advance expenses to such person in connection with compulsory counter-claims, cross-claims, and affirmative defenses and with respect to proceedings brought to establish and enforce a right to indemnification or advancement of expenses under this Article VII where such person is otherwise determined to be entitled to indemnification or advancement of expenses, respectively.

     Section 7-4. Notice and Request for Indemnification. For the purpose of pursuing rights to indemnification or advancement of expenses under this Article VII, a claimant shall submit to the Corporation a written request for indemnification and/or advancement of expenses, including therewith or therein such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification and/or advancement of expenses. Notwithstanding the foregoing sentence, the failure of any claimant to comply with this Section 7-4 shall not impact such claimant’s entitlement to indemnification or advancement of expenses under this Article VII except to the extent that the Corporation is materially prejudiced by the claimant’s failure to provide any such documentation or information that is reasonably requested by the Corporation.
     Section 7-5. Defense of Claim. (a) With respect to any such proceeding as to which the Indemnitee has notified the Corporation: (i) the Corporation shall be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. The Indemnitee’s consent to such counsel may not be unreasonably withheld.
          (b) After notice from the Corporation to the Indemnitee of its election to assume the defense, which election must be received by the Indemnitee within seven (7) business days from the date the Corporation receives notice of the proceeding from the Indemnitee pursuant to Section 7-4 of this Article VII, the Corporation shall not be liable to the Indemnitee under this Article VII for any legal expenses subsequently incurred by the Indemnitee in connection with such defense. Notwithstanding the foregoing, however, the Indemnitee shall continue to have the right to employ his or her counsel in such proceeding at the Indemnitee’s expense, and the legal expenses incurred by the Indemnitee in connection with such defense shall be paid by the Corporation if (i) the employment of counsel by the Indemnitee has been authorized by the Corporation; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of such defense; (iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding; or (iv) the proceeding was brought by or in the right of the Corporation. Notwithstanding any provision in this Section 7-5 to the contrary, the Corporation shall not be entitled to assume the defense of any proceeding brought by or in the right of the Corporation or as to which the Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.
     Section 7-6. Settlement. The Corporation shall not be liable to indemnify an Indemnitee for any amounts paid in settlement of any proceeding without the Corporation’s written consent. The Corporation shall not settle any proceeding in any manner that would impose any penalty or limitation upon the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee may unreasonably withhold its consent to a proposed settlement.

     Section 7-7. Right of Indemnitee to Bring Suit for Payment. If a claim under Section 7-1 or Section 7-2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses, the Indemnitee shall be entitled, solely to the extent of such success, to be paid also the expense of prosecuting or defending such suit. It shall be a defense of the Corporation to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 7-8. Right of Corporation to Recover Advanced Expenses. In any suit by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses if it shall ultimately be determined (by final judicial decision from which there is no further right to appeal) that the claimant did not meet the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware or is not otherwise entitled to be indemnified by the Corporation.
     Section 7-9. Duration; No Exclusivity. The provisions of this Article VII shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior to or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer, employee or agent or to render services for or at the request of the Corporation or, as the case may be, its parent or subsidiaries, and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     Section 7-10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan or other enterprise or entity against any liability (including ERISA excise taxes or penalties) asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.
     Section 7-11. Amendment of Article VII. No repeal or modification of this Article VII shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
ARTICLE VIII — SEAL
     The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto.
ARTICLE IX — FISCAL YEAR
     The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.
ARTICLE X — AMENDMENTS
     The original or other By-Laws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal By-Laws.
ARTICLE XI — INTERPRETATION OF BY-LAWS
     All words, terms and provisions of these By-Laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

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